EXHIBIT 10.34

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT, (“Sublease”), made and entered into effective the 19th day of January, 2010, by and between J & J PROPERTIES, L.L.C., a Kansas Limited Liability Company (“Lessor”), J & J PRINTING. INC., a Kansas Corporation (“Sublessor”) and ICOP DIGITAL, INC., a Colorado corporation, (“Sublessee”).

WITNESSETH:

WHEREAS, Lessor owns the office buildings located at 16701 W. 116th Street, Lenexa, Ks 66219, (collectively referred to as the “Premises”); and

WHEREAS, Sublessor has entered into a Lease Agreement dated March 15, 2005 under the terms of which Sublessor leases the Premises from the Lessor; and

WHEREAS, Sublessee desires a sublease of a portion of the Premises and the parties desire to enter into a Sublease Agreement defining all rights, duties, and liabilities of the parties hereto.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Sublease. Sublessor hereby subleases to Sublessee two (2) rooms within the Premises, comprised of approximately 625 square feet, as depicted on Exhibit “A” attached hereto. Sublessee shall also be entitled to the use of all common areas of the Premises and the right to utilize nine (9) additional parking spaces associated with the Premises. The parking spaces allocated herein are in addition to the six (6) spaces granted to Sublessee pursuant to that certain Parking License previously entered into between the parties.

2. Term of Sublease. The term of this Sublease shall be for an initial term of three (3) years, commencing July 1, 2010 and ending June 30, 2013. Sublessee is hereby granted a series of renewal options, as follows: (i) a term of One (1) year from July 1, 2013 to June 30, 2014; (ii) a term of One (1) year from July 1, 2014 to June 30, 2015; and (iii) a term of Five (5) years from July 1, 2015 to June 30, 2020. Each such renewal option shall be exercised by the Sublessee giving the Sublessor not less than ninety (90) days advanced written notice prior to the expiration of the then current term of the Sublease. Regardless of the foregoing, either party may terminate this Sublease upon the giving of not less than ninety (90) days advanced written notice.

3. Rent: In consideration of the leasing of the Premises, Sublessee covenants, stipulates and agrees to pay to Sublessor monthly rental in the amount of $1,500.00 per month throughout the term of the Sublease and any extensions thereof.

4. Repair, Services and Utilities. Except as provided for in paragraph 5, Sublessor, at its sole cost, shall at all time repair and maintain the Premises in a good state of repair and shall furnish all water, gas, electric, janitorial services and general office supplies as well as other services necessary or advisable for the general operation of the Premises. Sublessor shall provide Sublessee with access to telephone and internet connectivity, but any such services and charges shall be separately billed and remain the sole responsibility of the Sublessee.

5. Sublessee’s Duty to Repair Damage to the Premises: Neither Sublessee nor or its employees, agents or invitees shall damage any portion of the Premises and Sublessee shall, at its sole cost and expense, promptly repair to Sublessor’s satisfaction any damage or injury to the Premises caused by Sublessee or its employees, agents or invitees, excluding ordinary wear and tear. If Sublessee fails to repair the Premises as required by this provision, Sublessor may, upon ten (10) days’ prior written notice to Sublessee, perform such repair on behalf of Sublessee. In such case, Sublessee shall reimburse Sublessor as additional rent for all costs incurred in performing such repair within ten (10) days of Sublessor’s notice of the amount so due hereunder. It is specifically understood and agreed by the parties hereto that the Sublessee’s obligations under this section shall survive the expiration of the term or any holdover period.

6. Taxes: Sublessor covenants and agrees to pay all real estate taxes, and installments of special taxes, tax bills and assessments, which may be levied and assessed against the Premises and improvements thereon or on the driveways, streets, or sidewalks upon or adjacent to the same which are due and payable during the term of this Sublease at the time that such taxes and installments of such taxes, tax bills and assessments become due and payable.

7. Governmental Requirements: Sublessor and Sublessee agrees to comply, at their sole cost and expense, with the requirements of all applicable, existing and future laws, orders, ordinances and regulations which shall impose any duty upon the use or occupancy of the Premises.

8. Use of Premises: Sublessee covenants, warrants and represents to Sublessor that the Premises shall be used and occupied only for the purpose of technical support and other ordinary business uses of Sublessee. Sublessee shall not use the Premises for any other purpose without first having secured the written consent of Sublessor. Sublessee shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a way as is lawful, reputable and will not create any nuisance or otherwise interfere with, annoy or disturb any neighbor.

9. Inspection: Sublessor and Sublessor’s agents, employees and independent contractors, shall have the right to enter upon the Premises at any and all reasonable times to inspect the same for any purpose pertaining to the rights of Sublessor.

10. Indemnification and Insurance:

(a) Sublessee covenants at all times to save Sublessor harmless from all loss, liability, cost or damages that may occur or be claimed with respect to any person or persons, corporation, or property on or about the Premises resulting from any act done or omission by or through Sublessee, its agents, employees, invitees, or any person on the Premises by reason of Sublessee’s use or occupancy or resulting from Sublessee’s non-use or possession of the Premises and any and all loss, cost, liability, or expense resulting therefrom. Sublessee further covenants and agrees to maintain at all times during the term of this Sublease, broad form commercial general public liability insurance with a responsible insurance company, licensed to do business in the state in which the Premises are located and satisfactory to Sublessor, properly protecting and indemnifying Sublessor and Sublessor’s mortgagees (if any) for a single combined limit of not less than one million ($1,000,000) dollars for personal injury, bodily injury, death or property damage with respect to the Premises. Sublessee shall furnish Sublessor with a certificate or certificates of insurance regarding such insurance so maintained by Sublessee, naming Sublessor and Sublessor’s mortgagees as additional insureds and stating that such insurance may not be modified or cancelled, nor the coverage thereunder reduced, except upon thirty (30) days’ prior written notice to Sublessor and Sublessor’s mortgagees.

(b) Sublessor covenants at all times to save Sublessee harmless from all loss, liability, cost or damages that may occur or be claimed with respect to any person or persons, corporation, or property on or about the Premises resulting from any act done or omission by or through Sublessor, its agents, employees, invitees, or any person on the Premises by reason of Sublessor’s use or occupancy or resulting from Sublessor’s non-use or possession of the Premises and any and all loss, cost, liability, or expense resulting therefrom.

11. Hazard Insurance: At all times during the continuance of the term of this Sublease or any extension thereof, Sublessor shall at its own expense, keep all improvements forming part of the real estate now or thereafter or within Premises to the extent obtainable, insured against loss by standard fire and extended coverage in an amount equal to their full insurable value which such insurance shall be placed in a solvent incorporated insurance company approved by Sublessor, said company being then licensed to do business in the State of Kansas.

Sublessee shall comply with all insurance regulations and adhere to fire regulations required by Sublessor’s insurance carrier and governmental regulations in the jurisdiction where the Premises are located so the lowest insurance rates consistent with the use of the Premises permitted by this Sublease may be obtained, and shall not permit anything in or about the Premises which would make void or voidable any insurance now or hereafter on the Premises.

Sublessee, at is sole option, shall, throughout the term and at its expense, maintain “all risk” (fire, extended coverage, theft, vandalism, etc.) coverage on all of Sublessee’s personal property and fixtures (and the personal property and fixtures of any third parties) in or on the Premises in an amount equal to the replacement cost thereof, it being understood that Sublessor shall carry no insurance whatever on any of Sublessee’s personal property or fixtures.

12. Alterations: Sublessee shall not make any alterations, additions, improvements or changes in or to the demised Premises without the advance written consent of Sublessor. Notwithstanding anything herein to the contrary, Sublessor shall not be deemed to have authorized any alternations, additions, improvements, and changes made to or on the demised Premises. Sublessor shall have and reserve the right to enter upon the demised Premises at all reasonable times to post such notices in such locations on the Premises as Sublessor deems necessary to protect the interest of Sublessor against mechanics or other liens arising out of any work done or caused to be done on the demised Premises by Sublessee.

13. Sublessor’s Right Of Entry: Sublessor and/or Sublessor’s agents may enter the Premises at reasonable hours to examine the same and to do anything Sublessor may be required to do hereunder or which Sublessor may deem necessary for the good of the Premises, and, Sublessor may display a sign on and show the Premises for lease or sale at any time. Sublessor’s entry into the Premises shall not unreasonably interfere with Sublessee’s business conducted therein. Notwithstanding the foregoing, the preceding sentence shall be of no force or effect with respect to any entry by Sublessor made for the purpose of (a) curing Sublessee’s defaults (including without limitation by collecting late rent) or (b) responding to emergencies. Sublessor shall have no liability to Sublessee for any damage, inconvenience or interference with the use of the Premises by Sublessee resulting from Sublessor’s performance of maintenance or repair work.

14. Signs and Advertisements: Sublessee shall not put upon nor permit to be put upon any part of the Premises any signs, billboards, or advertisements whatever, including real estate signs, without the prior written consent (which shall not be unreasonably withheld) of Sublessor and subject to any applicable governmental laws, ordinances, regulations and other applicable requirements. Sublessee shall remove all such signs by the termination date of this Sublease. The installations and removals shall be made in such manner as to avoid damage or defacement of the building and other improvements, and Sublessee shall repair any damage or defacement, including without limitation, discoloration caused by such installation and/or removal.

15. Assignment and Subletting: Sublessee shall not have the right to assign this Sublease or to sublet the whole or any part of the Premises without prior written consent of Sublessor in each and every instance.

16. Surrender of Premises: Upon the expiration or other termination of the term of this Sublease, Sublessee shall quit and surrender unto said Sublessor the demised Premises, in good order and condition, ordinary wear and damage by the elements excepted. Sublessee shall remove at Sublessee’s cost, all of Sublessee’s personal property which shall be readily movable without injury to the Premises. Upon the removal of said property, Sublessee shall restore the Premises to their original condition, ordinary wear and damage by the elements excepted, at Sublessee’s cost and expense. In the event of the failure to remove all of said property, Sublessor may cause all of said property to be removed at the expense of Sublessee and Sublessee hereby agrees to pay all costs and expenses thereby incurred. All additions, fixtures or improvements except personal property which shall be readily movable without injury to the Premises shall be and remain as part of the Premises at the expiration of the Sublease.

17. Default And Remedies: In the event: (a) Sublessee fails to comply with any term, provision, condition or covenant of this Sublease; (b) Sublessee deserts, vacates or abandons the Premises; (c) any petition is filed by or against Sublessee under any section or chapter of the Federal Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof; (d) Sublessee becomes insolvent or makes a transfer in fraud of creditors; (e) Sublessee makes an assignment for benefit of creditors; (f) Sublessee shall commit waste in or about the Premises; or (g) a receiver is appointed for Sublessee or any of the assets of Sublessee, then in any of such event, Sublessee shall be in default. With the exception of a monetary default, for which no notice is necessary, upon the occurrence of a non-monetary default, Sublessor shall give Sublessee written notice of such event of default and the right to cure such non-monetary default for a period of Thirty (30) days from the date of notice. Upon the occurrence of a monetary default or the failure to timely cure a non-monetary default, Sublessor shall have the option to any remedy permitted by law.

18. Notices: All notices required under this Sublease shall be deemed to be properly served if delivered in writing personally or sent by registered mail to the appropriate party as follows:

Lessor:	J & J Printing, Inc.
16701 W. 116th Street
Lenexa, Ks 66219

Sublessor:	J & J Properties, LLC
16701 W. 116th Street
Lenexa, Ks 66219

Sublessee:	ICOP Digital, Inc.
16801 W. 116th Street
Lenexa, Ks 66219

or to any other address which the party may have designated in writing. Notices for purposes of this Sublease shall be deemed to have been received when mailed or hand delivered as provided in this paragraph.

19. Waiver: The rights and remedies of Sublessor under this Sublease, as well as those provided or accorded by law, shall be cumulative, and none shall be exclusive of any other rights or remedies hereunder or allowed by law. A waiver by Sublessor of any breach or breaches, default or defaults of Sublessee hereunder shall not be deemed or construed to be a continuing waiver of such breach or default nor as a waiver of or permission, expressed or implied, for any subsequent breach or default, and it is agreed that the acceptance by Sublessor of any installment of rent subsequent to the date the same should have been paid hereunder, shall in no manner alter or affect the covenant and obligation of Sublessee to pay subsequent installments of rent promptly upon the due date thereof. No receipt of money by Sublessor after the termination in any way of this Sublease shall reinstate, continue or extend the term.

20. Successors: The provisions, covenants and conditions of this Sublease shall bind and inure to the benefit of the legal representatives, heirs, successors and assigns of each of the parties hereto, except that no assignment or subletting by Sublessee without the written consent of Sublessor shall vest any right in the assignee or sublessee of Sublessee.

21. Mechanic’s Liens: Sublessee shall not permit any mechanic’s or materialmen’s liens arising from any work or materials requested or suffered by Sublessee and affecting the Premises to be filed prior to, during or after the expiration of the term, and if any such lien if filed, Sublessee agrees to remove such lien within ten (10) days thereafter. If Sublessee shall fail to clear any such lien within such ten (10) day period, Sublessor shall have the right to remove such lien (by bonding or otherwise) at Sublessee’s sole cost and expense, and Sublessee shall reimburse Sublessor for such removal (together with Sublessor’s expense therefor) upon demand. Sublessee’s failure to clear any such liens shall be a default hereunder.

22. Force Majeure: Sublessor shall not be required to perform any covenant or obligation in this Sublease, or be liable in damages to Sublessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure.

23. Binding Effect: This Sublease and all provisions, covenants and conditions thereof shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto except that no person, firm, corporation or court officer holding under or through Sublessee in violation of any of the terms, provisions or conditions of this Sublease shall have any right, interest or equity in and to this Sublease, the terms of this Sublease and the Premises covered by this Sublease.

24. Severable Clause: In the event that at any future time one or more clauses of this Sublease shall be held to be void by any Court of competent jurisdiction or for any reason, such clauses shall be deemed to be severable and the remainder of this Sublease shall be deemed to be valid and in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

Lessor:	J & J PRINTING, INC.,
a Kansas Limited Liability Company

Name:
Title:

Sublessor:	J & J PROPERTIES, L.L.C.,
a Kansas Limited Liability Company

Name:
Title:

Sublessee:	ICOP DIGITAL, INC.,
a Colorado Corporation

DAVID C. OWEN, CEO